                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                  March 7, 2007
                                  -------------

                         ANNALY CAPITAL MANAGEMENT, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

        Maryland                         1-13447               22-3479661
      ------------                     -----------             ------------
(State or Other Jurisdiction           (Commission              (IRS Employer
        of Incorporation)              File Number)          Identification No.)

                  1211 Avenue of the Americas
                         Suite 2902
                     New York, New York                         10036
                     ------------------                         -----
           (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:   (212) 696-0100

                                    No Change
                                    ---------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
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     On March 7, 2007, Annaly Capital Management, Inc. (the "Company") issued a press release announcing that it has agreed to the sale of 50,000,000 shares of its common stock at $13.50 per share for estimated gross proceeds of approximately $675 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 7,500,000 shares of common stock to cover over-allotments. The Company expects to close the transaction on or about March
13, 2007. The Company's press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

         (a) Not applicable.

         (b) Not applicable.

         (c) Not applicable.

         (d) Exhibits:

                99.1    Press Release, dated March 7, 2007 issued by Annaly
                        Capital Management, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Annaly Capital Management, Inc.

                         By: /s/ Kathryn Fagan
                             ---------------------------
                             Name: Kathryn Fagan
                             Title: Chief Financial Officer

Date: March 7, 2007